UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2016
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Bristow Group Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-31617 (Commission File Number)	72-0679819 (IRS Employer Identification No.)

2103 City West Blvd., 4th Floor Houston, Texas (Address of principal executive offices)	77042 (Zip Code)

Registrant's telephone number, including area code: (713) 267-7600

Former Name or Former Address, if Changed Since Last Report: NONE
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On March 5, 2016, Bristow Group Inc. (the “Company) issued a press release announcing the lifting of the temporary suspension of the Company’s operations of Sikorsky S-76 aircraft in Nigeria following the completion of the Nigerian Civil Aviation Authority’s (“NCAA”) audit. As previously disclosed, on February 3, 2016, one of the Company’s Sikorsky S-76 aircraft was involved in a precautionary landing with minor injuries reported for the nine passengers and two crew onboard the aircraft. The cause of the incident remains unknown. The Company cooperated fully with the NCAA during the audit and has resumed service of the Sikorsky S-76 aircraft in Nigeria following the audit’s completion. The Company has been using and continues to use other in-region aircraft as part of a contingency plan that was implemented to minimize the impact of the suspension of S-76 operations on its clients’ operations. Although the Company has not received any notices of termination from any of its clients in Nigeria as a result of the incident and related suspension, it is still too early to determine whether the incident and related suspension will have a material impact on its future business, financial condition or results of operations. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1, is being furnished, not “filed,”—for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Accordingly, the information contained in Exhibit 99.1 will not be incorporated by reference into any registration statement or other document filed by Bristow Group Inc. pursuant to the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release issued on March 5, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOW GROUP INC.
Date: March 7, 2016	By:	/s/ E. Chipman Earle
E. Chipman Earle
Senior Vice President, Chief Legal Officer and Corporate Secretary

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